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                              RMR REAL ESTATE FUND
                               RMR ADVISORS, INC.
                              JOINT CODE OF ETHICS

SECTION I.     GENERAL

     This Code of Ethics (the "Code") has been approved by the Board of Trustees of RMR Real Estate Fund (the "Fund"), including a majority of the Trustees who are not "interested persons" of the Fund ("Independent Trustees"), as defined by the Investment Company Act of 1940 (the "1940 Act"). The Code has been adopted by the Fund and RMR Advisors, Inc. (the "Advisor"), the investment adviser of the Fund, in compliance with Rule 17j-1 under the 1940 Act ("Rule 17j-1"). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed. The Advisor has adopted separate procedures to satisfy the requirements of Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") as applicable to the Advisor.

     The Code is based on the principle that the Trustees and officers of the Fund, and the personnel of the Advisor who provide services to the Fund, owe a fiduciary duty to the Fund to conduct their personal securities transactions in a manner that does not interfere with the Fund's transactions or otherwise take unfair advantage of their relationship with the Fund. All such Trustees, officers and personnel of the Fund and the Advisor ("Fund Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.

     Technical compliance with the Code will not automatically insulate any Fund Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Fund. Accordingly, all Fund Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Fund and its shareholders. In sum, all Fund Employees shall place the interests of the Fund before their own personal interests.

     Every Fund Employee must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

     The Fund and the Advisor shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

SECTION II.    DEFINITIONS

               (A) "Access Person" means: (1) any trustee, director, general partner, member, officer, or Advisory Person (as defined below) of the Fund or of the Advisor; and (2) any Fund Employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for the Fund or whose functions or

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duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Fund regarding the purchase or sale of Securities.

               For purposes of this Code, an Access Person does not include any person who is subject to a code of ethics adopted by the Fund's administrator, sub-administrator or principal underwriter in compliance with Rule 17j-1 of the 1940 Act.

               (B) An "Advisory Person" of the Fund or of the Advisor means: (i) any employee of the Fund or the Advisor, or of any company in a control relationship to the Fund or the Advisor, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of any Security.

               (C) "Beneficial Ownership" has the meaning set forth in paragraph
(a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood, marriage or adoption to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a Fund; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

               (D) "Compliance Officer" means the chief compliance officer of the Advisor.

               (E) "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the 1940 Act.

               (F) "Covered Security" means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a bankers acceptance, certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement: or (iii) a share of an open-end investment company registered under the 1940 Act.

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(1) Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment fund managed by such person, or over which such person has supervisory responsibility, that arises solely from such person's compensation arrangement with the Adviser any of its affiliates pursuant to which the performance of the account or investment fund, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person's compensation.

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               (G) "Independent Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

               (H) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

               (I) "Investment Personnel" means any (i) any employee of the Fund or the Advisor (or any company controlling, controlled by or under common control with the Fund or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund; and (ii) any natural person who controls the Fund or the Advisor and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Fund.

               (J) "Limited Offering" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933 or Rule 504, 505 or 506 thereunder.

               (K) "Personal Securities Account" means a brokerage account through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold.

               (L) "Security" includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

               A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

               (M) "Fund Employee" means any person who is a trustee, director, partner, officer or employee of the Fund or the Advisor.

SECTION III.   OBJECTIVE AND GENERAL PROHIBITIONS

     Although certain provisions of this Code apply only to Access Persons, all Fund Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of this Code. Therefore, a Fund

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Employee may not engage in any investment transaction under circumstances where the Fund Employee benefits from or interferes with the purchase or sale of investments by the Fund. In addition, Fund Employees may not use information concerning the investments or investment intentions of the Fund, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Fund. Disclosure by a Fund Employee of such information to any person outside of the course or scope of the responsibilities of the Fund Employee to the Fund or the Advisor will be deemed to be a violation of this prohibition.

     Fund Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Fund. In this regard, Fund Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person of or principal underwriter of the Fund, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

                     (i) employ any device, scheme or artifice to defraud the Fund;

                     (ii) make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                     (iii) engage in any act, practice, or course of business
                           which operates or would operate as a fraud or deceit upon the Fund; or

                     (iv) engage in any manipulative practice with respect to the Fund.

     Fund Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX below; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV.    PROHIBITED TRANSACTIONS(2)

               (A) Investment personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Fund the information described in Section VI of the Code.

               (B) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Fund has purchased or sold the Security

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(2) The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

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within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days; or (2) the Advisor has within the last 15 calendar days considered purchasing or selling the Security for the Fund or is either presently considering purchasing or selling the Security for the Fund or within the next 15 calendar days is going to consider purchasing or selling the Security for the Fund, unless such Access
Person:

                     (i)   obtains pre-clearance of such transaction pursuant to
                           Section V; and

                     (ii)  reports to the Fund the information described in
                           Section VI of this Code.

               FOR PURPOSES OF ADMINISTERING THIS CODE, ACCESS PERSONS WHO ARE ADVISORY PERSONS SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE FUND'S TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE. ACCORDINGLY, ALL ADVISORY PERSONS SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV (B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN
               SECTION IV (C) BELOW APPLIES.

               BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE FUND ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH THE ADVISER, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH THE ADVISER WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE FUND'S TRANSACTIONS SO AS TO GENERALLY REQUIRE PRE-CLEARANCE OF TRANSACTIONS. ACCORDINGLY, ACCESS PERSONS WHO ARE INDEPENDENT TRUSTEES SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN (B) ABOVE.

               (C) The prohibitions of this Section IV do not apply to:

                     (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

                     (2) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds);

                     (3) Bank certificates of deposit and bankers' acceptances;

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                     (4)   Commercial paper and high quality debt instruments
                           (including repurchase agreements) with a stated maturity of 12 months or less;

                     (5)   U.S. Treasury obligations;

                     (6) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

                     (7)   Transactions in exchange traded futures contracts;

                     (8) Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities; and

                     (9) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary.

                     (10) transactions in Securities or Securities of a type that are not permissible investments for the Fund.

SECTION V.     PRE-CLEARANCE PROCEDURES

               (A) OBTAINING PRE-CLEARANCE.

               Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in this Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

               (B) TIME OF CLEARANCE.

                     (1) An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

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                     (2)   Pre-clearance of a trade shall be valid and in effect
                           only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

               (C) FORM.

               Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. The form is attached as Schedule A. If an Access Person has responsibility regarding the determination by the Advisor of Securities to be purchased or sold for the Fund and is requesting approval to purchase or sell a Security that is owned by the Fund or is purchasing a Security that is a permissible investment for the Fund, but has not purchased such Security for the Fund, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought and shall provide an explanation as to why a similar transaction is not contemplated for the Fund.

               (D) FILING.

               Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer.

               (E) FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

               A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

                     (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                     (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Fund; and

                     (3) Whether the transaction is likely to adversely affect the Fund.

               (F) MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.

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               After pre-clearance is given to an Access Person, the Compliance
Officer shall periodically monitor each Access Person's transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

SECTION VI.    CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

               (A) INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

                     (1) Within ten (10) days after a person becomes an Access Person, except as provided in Section VI(D), such person shall complete and submit to the Compliance Officer an Initial Certification and Holdings Report on the form attached as Schedule C.

               (B) QUARTERLY TRANSACTION REPORTS

                     (1) Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in Covered Securities occurring the quarter in which he or she has or had any direct or indirect Beneficial Ownership, except that the report need not set forth information regarding the following types of transactions:

                           (a)  Purchases and redemptions of shares of
                                registered, open-end mutual funds (but not shares of closed-end funds);

                           (b) Bank certificates of deposit and bankers' acceptances;

                           (c)  Commercial paper and high quality debt
                                instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                           (d)  U.S. Treasury obligations;

                           (e) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

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                           (f)  transactions in Securities of a type that are
                                not permissible investments for the Fund.(3)

                                Such report is hereinafter called a "Quarterly Transaction Report."

                     (2) Except as provided in Section VI(D) below, a Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

                           (a) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                           (b) Title, number of shares and principal amount of each Security and the price at which the transaction was effected; and

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

                     (3) The Quarterly Transaction Report shall also provide a list of Personal Securities Accounts that may have been established during the quarter. The following information must be provided for each new Personal Securities Account reported:

                           (a) Name of the broker, dealer or bank with whom the Personal Securities Account was established; and

                           (b) Date the Personal Securities Account was established.

                     (4) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

               (C) ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

                     (1) Annually, except as provided in Section VI(D), each Access Person shall within thirty (30) days of the end of the calendar year complete and submit to the Compliance Officer an Annual

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(3) The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

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                           Certification and Holdings Report on the Form
                           attached as Schedule D.

               (D) EXCEPTIONS FROM REPORTING REQUIREMENTS

                     (1) Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Independent Trustee is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15 day period immediately before or after the Trustee's transaction in a Security, the Fund purchased or sold that Security or the Fund or Advisor considered purchasing or selling that Security.

                     (2) Independent Trustees are not required to file Initial Holdings Reports or Annual Holdings Reports.

                     (3) In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Any Access Person relying on this Section VI(D) (3) shall be required to certify as to the identity of all accounts through which the Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

               (E) RESPONSIBILITY OF ACCESS PERSONS.

               It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section VI. Any effort by the Fund, or by the Advisor, to facilitate the reporting process does not change or alter that responsibility.

SECTION VII.   ADDITIONAL PROHIBITIONS

               (A) CONFIDENTIALITY OF FUND TRANSACTIONS.

               Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities "being considered for purchase or sale" by the Fund shall be kept confidential by all Fund Employees and disclosed by them only on a "need to

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know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the Trustees of the Fund.

               (B) OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS AND DIRECTORSHIPS.

               Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Fund or the Advisor. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Fund or the Advisor. Access Persons who are members, officers or employees of the Advisor may not serve as a director or officer of any public or private company that is not affiliated with the Advisor or its affiliates, except with the prior approval of the Compliance Officer, and all officerships and directorships held by such Access Persons shall be reported to the Compliance Officer.

               (C) GRATUITIES.

               Fund Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

SECTION VIII.  CERTIFICATION BY ACCESS PERSONS

     The certifications of each Access Person required to be made pursuant to
Section VI shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code.

SECTION IX.    SANCTIONS

     Any violation of this Code shall be subject to the imposition of such sanctions by the Fund as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. The sanctions to be imposed shall be determined by the Board of Trustees, including a majority of the Independent Trustees; provided, however, that with respect to violations by personnel of the Advisor (or of a company which controls the Advisor), the sanctions to be imposed shall be determined by the Advisor (or the controlling person thereof), as applicable. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person.

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SECTION X.     ADMINISTRATION AND CONSTRUCTION

               (A) The administration of this Code shall be the responsibility of the Compliance Officer.

               (B) The duties of the Compliance Officer are as follows:

                     (1) Continuous maintenance of current lists of the names of all Fund Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Advisor or of any company which controls the Advisor, and the date each such person became an Access Person;

                     (2) On an annual basis, providing each Fund Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

                     (3) Obtaining such certifications and periodic reports from Access Persons as may be required to be filed by such Access Persons under this Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed) and reviewing Initial and Annual Holdings Reports submitted by Access Persons;

                     (4) Maintaining or supervising the maintenance of all records and reports required by this Code;

                     (5) Preparing listings of all securities transactions reported by Access Persons and reviewing such transactions against a listing of transactions effected by the Fund;

                     (6) Issuance, either personally or with the assistance of counsel, as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

                     (7) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Trustees of the Fund;

                     (8) Submission of a quarterly report to the Board of Trustees containing a description of: any detected violation of this Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of this Code or of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code.

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               (C) The Compliance Officer shall maintain and cause to be
maintained at the Fund's principal place of business, in an easily accessible place, the following records:

                     (1) A copy of this Code and any other code of ethics adopted pursuant to Rule 17j-1 by the Fund and the Advisor for a period of five (5) years;

                     (2) A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Fund in which such violation occurred;

                     (3) A copy of each report made pursuant to this Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of the Fund in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

                     (4) A list of all persons, who currently or are, within the past five (5) years, were, required to make reports pursuant to Rule 17j-1 and this Code, or any other code specified in (C)(1) above, or were responsible for reviewing such reports; and

                     (5) A record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

               (D) Review of Code by Board of Trustees

                     (1) On an annual basis, and at such other times deemed to be necessary or appropriate by the Board of Trustees, the Trustees shall review the operation of this Code, and shall adopt such amendments to this Code as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

                     (2) In connection with the annual review of the Code by the Trustees, the Fund and the Advisor shall each provide to the Board of Trustees, and the Board of Trustees shall consider, a written report (which may be a joint report on behalf of the Fund and the Advisor) that:

                           (a) Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

                           (b) Certifies that the Fund and the Advisor have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

               (E) The Board of Trustees may not adopt, amend or modify this Code except in a written form which is specifically approved by majority vote of the Independent Trustees within six months after such adoption, amendment or modification. In connection with any such adoption, amendment or modification, the Fund and the Advisor shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

     This Code, as amended, was approved by the Board of Trustees of the Fund at a meeting held on December 5, 2003.

                                        /s/ Jennifer B. Clark
                                        ---------------------
                                        Jennifer B. Clark, Secretary

                                   SCHEDULE A

                              RMR REAL ESTATE FUND

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

     I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial Ownership:

                           PURCHASES AND ACQUISITIONS

                                                                          Current Market
                         No. of Shares or                                 Price Per Share or
Date                     Principal Amount         Name of Security        Unit                      Account




                          SALES AND OTHER DISPOSITIONS

                                                                          Current Market
                         No. of Shares or                                 Price Per Share or
Date                     Principal Amount         Name of Security        Unit                      Account




[ ] (check if applicable) If I have responsibility for the determination by the Advisor of Securities to be purchased or sold by the Fund, I have noted (by means of an asterisk) those Securities noted above which are owned by the Fund. If I am requesting permission to purchase Securities that are not presently owned by the Fund, I have included a statement as to why such Securities are not being purchased for the Fund or being considered by the Fund.

Date:                                       Signature:
     --------------------                              ----------------------
                                            Print Name:
                                                        ---------------------
Permission Granted                          Permission Denied
                   --------                                   --------
Date and Time:                              Signature:
             ------------------------                 -----------------------
                                                      (Clearing Officer)

                                   SCHEDULE B

                              RMR REAL ESTATE FUND

                          QUARTERLY TRANSACTION REPORT

     The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code. (If no such transactions took place write "NONE".) Also, listed below is a list of Personal Securities Accounts I established during the quarter for my direct or indirect benefit. Please sign and date this report and return it to the Compliance Officer no later than 10th day of the month following the end of each calendar quarter. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS

                     No. of Shares/
                     Principal                                  Current
                     Amount/Price                               Market Price
                     at which              Name of              Per Share or                       Executing
Date                 effected              Security             Unit                Account        Broker





                          SALES AND OTHER DISPOSITIONS

                     No. of Shares/
                     Principal                                  Current
                     Amount/Price                               Market Price
                     at which              Name of              Per Share or                       Executing
Date                 effected              Security             Unit                Account        Broker





                        NEW PERSONAL SECURITIES ACCOUNTS

                                                        Account Number      Holds Covered
                                                        and Date            Securities
Name and Address of Broker           Account Name       Established         (Yes/No)





Date:                                       Signature:
     --------------------                              ----------------------
                                            Print Name:
                                                        ---------------------

                                   SCHEDULE C

                              RMR REAL ESTATE FUND

             INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           AND INITIAL HOLDINGS REPORT

     I have read and understand the Code of Ethics of RMR Real Estate Fund and RMR Advisors, Inc. (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

     I certify that the brokerage accounts listed below constitute all of my Personal Securities Accounts and that I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts, except as are listed in the second to last paragraph hereof.* Use reverse side if additional space is needed.

     I also certify that I have attached a copy of the most recent monthly statement for each Personal Securities Account in which I hold Covered Securities, along with copies of confirmations of any transactions in Covered Securities effected since the date of such statements, which, if so attached, shall constitute my Initial Holdings Report.*

     If any new Personal Securities Accounts are established, or if I become the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Covered Securities.*

                                                                                 Holds Covered
                                                                                 Securities
                                                                                 (Yes/No) (If
                                                                                 "Yes", List
                                                                                 Covered
                                                                                 Securities
                                                         Account Number          Information as
                                                         and Date                Required in Next
Name and Address of Broker        Account Name           Established             Paragraph)





     I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

Title                           Number of Shares                        Amount




*Does not apply to Independent Trustees

     I am a director and/or officer (list position and title) of the following public and private companies:


Date Completed:                         Signature:
               -------------------                 -----------------------
                                        Print Name:
                                                    ----------------------

                                   SCHEDULE D

                              RMR REAL ESTATE FUND

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           AND ANNUAL HOLDINGS REPORT

     I have read and understand the Code of Ethics of RMR Real Estate Fund and RMR Advisors, Inc. (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

     I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts (as defined in the Code) that have been sent to the Compliance Officer.

     I further certify that the brokerage accounts listed below constitute all of my Personal Securities Accounts and that I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts, except as are listed in the second to last paragraph hereof.* Use reverse side if additional space is needed.

     If as permitted by Section VI(D)(3) of the Code I have arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, the most recent monthly statement ( the information on which is current as of a date no more than thirty (30) days before this report is submitted) for each such Account shall constitute my Annual Holdings Report.* If I have not arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, I certify that a copy of the most recent monthly statement (the information on which is current as of a date no more than thirty (30) days before this report is submitted) for each such Account in which I hold Covered Securities is attached, which, if so attached, shall constitute my Annual Holdings Report.*

     If any new Personal Securities Accounts are established, or if I became the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Covered Securities.*

                                                                                    Holds Covered
                                                                                    Securities
                                                                                    (Yes/No) (If
                                                                                    "Yes", List
                                                                                    Covered
                                                                                    Securities
                                                                                    Information as
                                                                                    Required in Next
Name and Address of Broker           Account Name           Account Number          Paragraph)




     I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

Title                         Number of Shares                        Amount





* Does not apply to Independent Trustees

     I am a director and/or officer (list position and title) of the following public and private companies:


Date Completed:                       Signature:
               ------------------                -----------------------
                                      Print Name:
                                                  ----------------------